As filed with the Securities and Exchange Commission on August 12, 2011                                  Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_______________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________

SYSTEMAX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	11-3262067 (I.R.S. Employer Identification Number)
11 Harbor Park Drive
Port Washington, NY 11050
 (Address of Principal Executive Offices)
_______________

Systemax Inc. 2010 Long-Term Incentive Plan

 (Full Title of the Plan)
_______________

Curt S. Rush, Esq.
Secretary and General Counsel
11 Harbor Park Drive
Port Washington, NY 11050
 (Name and Address of Agent for Service)

(516) 608-7000
(Telephone Number, Including Area Code,
of Agent for Service)

Copies to:
Eric M. Lerner, Esq.
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
(212) 715-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (par value $0.01 per share) to be issued under the Systemax Inc. 2010 Long-Term Incentive Plan	7,482,500	$13.39(2)	$100,190,675(2)	$11,632.14
TOTAL	7,482,500	-	$100,190,675	$11,632.14

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Systemax Inc. 2010 Long-Term Stock Incentive Plan (the “2010 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)
Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $13.39, the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on August 11, 2011.

SYSTEMAX INC.
REGISTRATION STATEMENT ON FORM S-8

PART I

Item 1.                      Plan Information.

The documents containing the information specified in this Item 1 will be sent or delivered to the participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, such documents are not being filed as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.                      Registration Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or delivered to the participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, such documents are not being filed as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation by Reference.

The following documents are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 17, 2011 (the “Annual Report”).

(b)	The Company’s Current Reports on Form 8-K filed with the SEC on March 15, 2011, April 20, 2011, May 9, 2011, May 10, 2011, June 14, 2011, June 27, 2011, August 3, 2011 and August 11, 2011.

(c)
The Company’s Current Reports on Form 10-Q for the fiscal quarter ended March 31, 2011, filed with the SEC on May 12, 2011 and Form 10-Q for the fiscal quarter ended June 30, 2011, as filed with the SEC on August 11, 2011.

(d)
The description of the Company’s Common Stock set forth in the Company’s Registration Statement on Form 8-A, as amended (file no. 00113792) filed on June 1, 1995, including any subsequent amendment or report filed for the purpose of updating that description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                      Description of Securities.

Not applicable.

Item 5.                      Interests of Named Experts and Counsel.

None.

Item 6.                      Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, or the DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses, including attorneys' fees, as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

The Company currently maintains officers’ and directors’ liability insurance with a policy limit of $20,000,000 insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring the Company under certain circumstances, in the event that indemnification payments are made by the Company to such officers and directors.

Item 7.                      Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit NumberDescription

4.1	Certificate of Incorporation of Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to Registrant’s Registration Statement on Form S-1 (Registration No. 33-92052), as amended)

4.2	Registrant’s 2010 Long-Term Stock Incentive Plan (incorporated herein by reference to Registrant’s Proxy Statement filed on April 29, 2010)

5.1	Opinion of Kramer Levin Naftalis & Frankel LLP

23.1	Consent of Counsel to be named in the Registration Statement (reference is made to Exhibit 5.1 to this Registration Statement which contains a copy of this Consent).

23.2	Consent of Ernst & Young LLP

24	Power of Attorney (see signature page)

Item 9.                      Undertakings.

1)	The undersigned Registrant hereby undertakes:

a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and,

iii)	To include any material information with respect to the Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided , however , that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2)
That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(d)	Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

3)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

4)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 11th day of August,  2011.

SYSTEMAX INC.

By:    /  /s/ Richard Leeds
Name:        Richard Leeds
Title:          Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Curt Rush, with full power of substitution and full power to act, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any and all registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933 (including post-effective amendments) to register additional securities and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Leeds	Chairman and Chief Executive Officer	August 11, 2011
Richard Leeds	(Principal Executive Officer)

/s/ Bruce Leeds	Vice Chairman and Director	August 11, 2011
Bruce Leeds

/s/ Robert Leeds	Vice Chairman, Interim Chief Executive of the	August 11, 2011
Robert Leeds	Company’s Technology Products Group
And Director

/s/ Lawrence P. Reinhold	Executive Vice President, Chief Financial Officer	August 11, 2011
Lawrence P. Reinhold	and Director
(Principal Financial Officer)

/s/ Thomas Axmacher	Vice President and Controller	August 11, 2011
Thomas Axmacher	(Principal Accounting Officer)

/s/ Robert D. Rosenthal	Director	August 11, 2011
Robert D. Rosenthal

/s/ Stacy Dick	Director	August 11, 2011
Stacy Dick

/s/ Marie Adler-Kravecas	Director	August 11, 2011
Marie Adler-Kravecas

EXHIBIT INDEX

Exhibit NumberDescription

4.1	Certificate of Incorporation of Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to Registrant’s Registration Statement on Form S-1 (Registration No. 33-92052), as amended)

4.2	Registrant’s 2010 Long-Term Stock Incentive Plan (incorporated herein by reference to Registrant’s Proxy Statement filed on April 29, 2010)

5.1	Opinion of Kramer Levin Naftalis & Frankel LLP

23.1	Consent of Counsel to be named in the Registration Statement (reference is made to Exhibit 5.1 to this Registration Statement which contains a copy of this Consent).

23.2	Consent of Ernst & Young LLP